PRESS RELEASE

Blue Bird and Generate Capital Establish Clean Bus Solutions, a Fleet Electrification-as-a-Service Joint Venture

Vertically-Integrated Joint Venture to Accelerate Adoption of Electric School Buses

MACON, Ga. (December 7, 2023) – Blue Bird Corporation (Nasdaq: BLBD), the leader in electric and low-emission school buses, and Generate Capital, a leading sustainable investment and operating company, have formed a joint venture (JV) named Clean Bus Solutions, LLC to meet the increasing demand for electric school buses and accelerate the adoption of clean transportation of students in North America.

The joint venture’s fleet electrification-as-a-service offering will make it simpler for school districts to upgrade to advanced electric vehicles (EVs) by offering electric school buses and associated charging infrastructure at an affordable monthly fee. This turnkey electrification solution will include Blue Bird’s best-selling and widest range of electric school buses in the industry, financing of both electric vehicles and charging infrastructure, project planning and management as well as fleet and charging optimization.
The JV will help school districts accelerate the electrification of their fleets while delivering new revenue and profit streams to Blue Bird and its dealers. In addition to the traditional up-front vehicle sale, Blue Bird’s ownership in the JV will generate additional recurring revenue from the financing and charging infrastructure services that are paid over the vehicle lifetime and from the maintenance and repair services delivered through Blue Bird’s dealer network.

Generate’s flexible capital solutions, expertise in Infrastructure-as-a-Service solutions, established project developer network and existing decarbonization contracts with school districts complement Blue Bird’s mobility solutions and can help reduce the eight million metric tons of emission generated each year by diesel-powered school buses in the U.S.

“We are excited to partner with Generate Capital to provide a market-leading fleet electrification-as-a-service offering. Blue Bird’s customers are poised to benefit greatly from Generate’s sustainable investment expertise and flexible financial resources,” said Phil Horlock, CEO of Blue Bird Corporation. “Through the JV, school districts will continue to be supported by Blue Bird and the dealers they have known and trusted for many years. School districts will also avoid the significant upfront costs and complexity of electrifying their school bus fleets while improving air quality for their students and communities.”

“Parents are rightly pressuring their community leaders to clean up the air their children are forced to breathe, and there's no more obvious imperative than the school bus fleet. Electric, pollution-free transportation is here, and it's the most compelling economic and environmental choice – so it's time we take care of our most precious community members,” said Scott Jacobs, CEO and Co-Founder of Generate Capital. “Combining our decade of expertise and experience in these communities with Blue Bird and its market-leading electric school buses is a perfect way to accelerate the transition to clean air and transportation that all of our families, communities, and school districts are demanding.”

Blue Bird continues to expand its electric vehicle production capacity to meet increasing demand. The company recently opened its Electric Vehicle (EV) Build-up Center, a dedicated 40,000 sq.ft. facility which will enable Blue Bird to significantly increase its production of electric school buses, with capacity of up to 5,000 EVs annually in the years to come.

About Blue Bird Corporation
Blue Bird (NASDAQ: BLBD) is recognized as a technology leader and innovator of school buses since its founding in 1927. Our dedicated team members design, engineer and manufacture school buses with a singular focus on safety, reliability, and durability. Blue Bird buses carry the most precious cargo in the world – the majority of 25 million children twice a day – making us the most trusted brand in the industry. The company is the proven leader in low- and zero-emission school buses with more than 20,000 propane, natural gas, and electric powered buses in operation today. Blue Bird is transforming the student transportation industry through cleaner energy solutions. For more information on Blue Bird's complete product and service portfolio, visit www.blue-bird.com.

About Generate Capital
Generate Capital, PBC is a leading sustainable investment and operating company driving the infrastructure transition. Generate builds, owns, operates and finances clean energy, transportation, water, waste, agriculture, smart cities and industrial decarbonization. Co-founded by Jigar Shah, Scott Jacobs and Matan Friedman in 2014, Generate has partnered with over 50 technology and project developers and owns and operates more than 2,000 assets globally. Generate is a one-stop-shop offering pioneers of the infrastructure revolution tailored funding and support needed to get projects built. The company’s Infrastructure-as-a-Service model is designed to deliver affordable, reliable and sustainable resources to thousands of customers, companies, communities, school districts and universities. Together, we are rebuilding the world. For more information, please visit www.generatecapital.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business and the joint venture described in this press release. Specifically, forward-looking statements include statements in this press release regarding earnings growth and Blue Bird’s future positioning and may include other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Blue Bird Investor Contact
Mark Benfield
Investor Relations
M: +1.478.822.2315
Mark.Benfield@blue-bird.com

Blue Bird Media Contact
Julianne Barclay
TSN Communications
M: +1.267.934.5340
E: julianne@tsncommunications.com

Generate Capital Media Contact
Elise Benoit
Vice President, Marketing and Communications
Elise.benoit@generatecapital.com
E: press@generatecapital.com